EXHIBIT 99

Contact:
Kenneth C. Mitchell
Senior Vice President and Chief Financial Officer
615-234-5904

SYMBION PROVIDES GUIDANCE FOR 2005

Signals Strong Growth

Nashville, Tennessee (November 15, 2004) — Symbion, Inc. (NASDAQ/NM:SMBI), an owner and operator of surgery centers, today provided financial guidance for 2005. The Company announced that it expects to achieve revenues for 2005 in the range of $245 million to $249 million and earnings per share in the range of $0.78 to $0.80. Same store net patient service revenue growth for the year 2005 is expected to be 5% to 8% over 2004. In addition to financial guidance, the Company expects to make three to four acquisitions and add three to four de novo facilities in 2005.

Commenting on the guidance for 2005, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, “As our guidance confirms, we have a high degree of confidence about 2005. Driving that optimism is a proven operating and integration strategy and solid same store growth. The Company’s strong balance sheet continues to position us well regarding funding of future growth.”

Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of surgery centers in 21 states. The Company’s surgery centers provide non-emergency surgical procedures across many specialties.

This press release contains forward-looking statements based on management’s current expectations and projections about future events and trends that they believe may affect the Company’s financial condition, results of operations, business strategy and financial needs. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “will” and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company’s growth and continued success, have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company’s dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company’s ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company’s revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company’s ability to comply with applicable laws and regulations; (vii) risks related to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, which could restrict the Company’s ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to laws governing the corporate practice of medicine that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company’s ability to incur significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company’s revenues, profitability and market share; (xi) the geographic concentration of the Company’s operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in those states; (xii) the Company’s dependence on its senior management; (xiii) the Company’s ability to enhance operating efficiencies at its surgery centers; and (xiv) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

- END -